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                                                                       EXHIBIT 1




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                             MATERIAL CHANGE REPORT

               s.85(1)(b) OF THE SECURITIES ACT (BRITISH COLUMBIA)
                  s. 118(1)(b) OF THE SECURITIES ACT (ALBERTA)
                s. 84(1)(b) OF THE SECURITIES ACT (SASKATCHEWAN)
                    s. 75(2) OF THE SECURITIES ACT (ONTARIO)
                      s. 73 OF THE SECURITIES ACT (QUEBEC)
                  s. 81(2) OF THE SECURITIES ACT (NOVA SCOTIA)
                 s. 76(2) OF THE SECURITIES ACT (NEWFOUNDLAND)


ITEM 1. REPORTING ISSUER:

        Breakwater Resources Ltd.
        Suite 2000
        95 Wellington Street West
        Toronto, Ontario
        M5J 2N7

ITEM 2. DATE OF MATERIAL CHANGE:

        January 15, 2003.

ITEM 3. PRESS RELEASE:

        A press release regarding the material change was issued in Toronto, Ontario on January 15, 2003 through Canada NewsWire.

ITEM 4. SUMMARY OF MATERIAL CHANGE:

        Breakwater Resources Ltd. announced recent exploration results obtained by Agnico-Eagle Mines Limited on Breakwater's Lapa Property located in Cadillac Township, Quebec, eleven kilometres east of the LaRonde Mine. Agnico-Eagle states that the Lapa Property has the potential to be developed into a gold mine similar to others located along the Cadillac-Larder Lake Break.

ITEM 5. FULL DESCRIPTION OF MATERIAL CHANGE:

        Breakwater Resources Ltd. announced recent exploration results obtained by Agnico-Eagle Mines Limited on Breakwater's Lapa Property located in Cadillac Township, Quebec, eleven kilometres east of the LaRonde Mine.

        Agnico-Eagle states that the Lapa Property has the potential to be developed into a gold mine similar to others located along the Cadillac-Larder Lake Break. Sean Boyd, President and Chief Executive Officer of Agnico-Eagle stated, "We believe Lapa could be a satellite deposit for LaRonde, providing high-grade feed".

        In 2002, an option agreement was signed between Agnico-Eagle and Breakwater Resources Ltd. that provides Agnico-Eagle with the right to earn a 60% interest in the property over a five-year period. In order to earn the 60% interest, Agnico-Eagle must make cash payments totaling $200,000, as well as work expenditures totaling $3,500,000. Once Agnico-Eagle has earned its 60% interest, Breakwater and Agnico-Eagle will establish a Joint Operating Agreement with Agnico-Eagle as the operator. Agnico-Eagle can increase its interest to 70% by making a cash payment of $1,000,000 to Breakwater prior to the delivery of a bankable

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        feasibility study. As well, Agnico-Eagle may acquire an additional 10%
        by paying the costs of a feasibility study on the property.

        Work carried out by Breakwater between 1981 and 1989 identified several mineralized zones on the property, including Zone A. In 1999, Breakwater completed a four hole drill program designed to test Zone A and discovered a new gold-bearing horizon, called the Contact Zone, located approximately 50 metres to the north of Zone A. This new zone consists of a sericitised shear zone containing blue-gray quartz stringers and veins along with disseminated mineralization consisting of arsenopyrite, stibnite, and pyrhhotite as well as visible gold found locally. The shear dipped vertically and was hosted by the Piche Group (ultramafic) and was located at the contact with the Cadillac Group (sediments). Three of the four holes completed returned the following results:

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                                           TRUE           GOLD           GOLD
DRILL HOLE      FROM (m)      TO (m)     THICKNESS      (g/tonne)      (g/tonne)
                                           (m)          CUT 34 g/t       UNCUT
--------------------------------------------------------------------------------
LA99-02          624.7        652.1        8.0              9.9           13.3
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LA99-03          736.2        741.5        3.0             11.6           14.4
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LA99-04          526.2        529.0        2.0              8.6            8.6
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        In 2002, following the signing of the option agreement, Agnico-Eagle completed a diamond drill program to follow up on 1999's encouraging results. This initial drill program totaled 3,048 metres in four holes. Three of these holes intersected the Contact Zone at a vertical depth of 640 metres below surface and along a strike length of 230 metres. The holes returned the following results:

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                                           TRUE           GOLD           GOLD
DRILL HOLE      FROM (m)      TO (m)     THICKNESS      (g/tonne)      (g/tonne)
                                           (m)          CUT 34 g/t       UNCUT
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118-02-01A       776.1        781.1        2.9              7.9            9.9
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118-02-02B       777.2        784.3        4.5             10.9           10.9
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118-02-03        763.8        766.3        1.8              4.4            4.4
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        Based on the success of Agnico-Eagle's first drill program, a follow-up program was initiated in November 2002 to test the ore zone below the first set of holes, as well as to test for the structure's existence towards the east. Four follow-up drill holes have successfully extended the high grade Contact Zone. Visible gold was evident in all of the drill holes. The drill results are:

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                                           TRUE           GOLD           GOLD
DRILL HOLE      FROM (m)      TO (m)     THICKNESS      (g/tonne)      (g/tonne)
                                           (m)          CUT 34 g/t       UNCUT
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118-02-04        940.9        948.2        5.0             12.3           20.5
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118-02-05        408.8        419.3        5.0              5.8            5.8
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118-02-6*        817.3        825.0        4.0              6.2            9.9
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118-02-7*        981.4        986.4        3.2              9.6            9.6
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  *check assay pending

        Agnico-Eagle reports that a third drill has been added to the program. Drilling is currently focused on extending the Contact Zone to the east and at depth, where the zone remains open. To date, the zone has been traced over a length of 335 metres and 490 metres vertically. Agnico-Eagle states that they intend to provide an inferred resource calculation for Lapa in their year-end results.

                                       2.

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        Agnico-Eagle stated that they will continue with their aggressive drill program following the completion of the resource calculation. Due to its high-grade nature and proximity to the LaRonde Mine, the Lapa Property has the potential to be an important part of Agnico-Eagle's regional development and production plan.

        All Lapa drill core is BQ caliber and is logged at the LaRonde Mine by a senior project geologist for Agnico-Eagle's Exploration Division, who is fully qualified consistent with the standards outlined in National Instrument 43-101. The drill core is sawed in half with one half sent to a commercial laboratory and the other half retained for future reference. Upon receipt of the assay results, the pulps and rejects are recovered and submitted to a second laboratory for check-assay purposes. The gold assaying method uses a 30-gram sample with either an Atomic Absorption finish or a Fire Assay finish as requested by the project geologist. The laboratories used are ALS Chemex Chimitec, Val d'Or, Quebec, and XRAL Division SGS Canada Inc. of Rouyn-Noranda, Quebec.

        A longitudinal illustration that details the location of the drill results presented in this press release can be viewed and/or downloaded from Agnico-Eagle's website at:

                    http://files.newswire.ca/3/AgnicoMap.pdf

        The information regarding the 2002 drill program and drill results, assay results and assay methods was provided by Agnico-Eagle.

        This press release contains certain forward-looking statements that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from those anticipated in such statements. Risk and uncertainties are disclosed under the heading "Risk Factors" in the Corporation's Annual Report on Form 20-F filed with certain Canadian securities regulators and with the United States Securities and Exchange Commission.

        Breakwater Resources Ltd. is a mineral resource company engaged in the acquisition, exploration, development and mining of base metal and precious metal deposits in the Americas and North Africa. Breakwater has four producing zinc mines: the Bouchard-Hebert mine in Quebec, Canada; the Bougrine mine in Tunisia; the El Mochito mine in Honduras; and the El Toqui mine in Chile.

ITEM 6. RELIANCE ON SECTION 75(3) OF THE SECURITIES ACT (ONTARIO) AND ANALOGOUS
        PROVISIONS:

        Not applicable.

ITEM 7. OMITTED INFORMATION:

        Not applicable.

ITEM 8. SENIOR OFFICER:

        Colin K. Benner
        President and
          Chief Executive Officer
        Breakwater Resources Ltd.

        Telephone: (416) 363-4798

                                       3.

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ITEM 9. STATEMENT OF SENIOR OFFICER:

        The foregoing accurately discloses the material change referred to herein.

        Dated at Toronto, Ontario as of the 27th day of January, 2003.


                                      "Colin K. Benner"(signed)
                                      ------------------------------------------
                                      Colin K. Benner
                                      President and Chief Executive Officer
                                      Breakwater Resources Ltd.


                                       4.